Targeted Medical Pharma, Inc. 8-K

EXHIBIT 10.18

OFFICE LEASE

THIS LEASE, made and entered into this fourth day of February 2009, by and between Circle Partnership, a Limited Partnership (hereinafter called "Landlord"), and Targeted Medical Pharma, Inc., (hereinafter called "Tenant"):
For and in consideration of the covenants and agreements hereinafter set to be kept and performed by Tenant, Landlord hereby demises and leases to Tenant and Tenant does hereby lease from Landlord the premises hereinafter described for the period, at the rental and subject to and upon the terms and conditions set forth in the following Articles:

1. DEMISED PREMISES. The premises demised and leased hereunder are situated in the city of Los Angeles, State of California and shall consist of a one or more story office space, known as suite 100 and suite 301, and with a total floor area of four thousand ninety four (4,094) square feet in the building erected, as hereinafter provided (hereinafter "Office Building"), known as Glen Professional Building, the location of the demised premises being identified on the plat or map attached hereto, marked Exhibit A and Exhibit A-1 and incorporated herein by reference, it being agreed that the demised premises shall include any interior walls, ceilings, floors, recessed entryways and exterior and interior sides of doors and windows enclosing said space, and any plumbing, electrical, heating, air conditioning, sprinkler and other fixtures and equipment, ducts, pipes and other things appurtenant thereto affixed within such space

2. TERM. The term of this Lease shall be for a period of (three years(3)) years, commencing on March 1, 2009 unless such term is terminated earlier as elsewhere herein provided. In the event that Tenant fails or refuses to open the demised premises for and to commence the conduct of its business within thirty (30) days after the commencement date, then, at the option of Landlord, Landlord may treat such failure or refusal as an event of default under Article 31 and in addition inasmuch as the actual damages which would result from such failure are uncertain and would be impractical or extremely difficult to fix, Tenant agrees to pay to Landlord as liquidated and agreed damages an amount equal to fifty percent (50%) of the monthly rental installment as provided in Article 7 until the demised premises are in fact open for business and business is conducted thereon, or relet; and upon the failure of Tenant to pay such damages upon demand such damages shall be deemed rent hereunder

3. OCCUPANCY. Landlord reserves the absolute right to effect such other tenancies in the Office Building as Landlord in the exercise of its sole judgement may determine, and Tenant does not rely on the fact nor does Landlord represent that any specific Tenant shall, during the term of this Lease, occupy any space in the Office Building or that any specific type of business shall be conducted therein.

4. LEASE YEAR. The first lease year of the term of this Lease shall be the first consecutive twelve (12) month period commencing with the first day upon which the term hereof begins. The other lease years of the term hereof shall be the several successive consecutive twelve (12) month periods of such term, each such lease year commencing on the anniversary date of the commencement of the first lease year.

5. SECURITY DEPOSIT. Tenant, concurrent with the execution of this Lease, has deposited with Landlord the sum of (fifteen thousand one hundred eighteen ($ 15,118) Dollars, receipt of which is hereby acknowledged by Landlord. Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease by said Tenant to be kept and performed during the term hereof provided that Tenant shall not be excused from the payment of any rent herein reserved or any other charge herein provided. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, then Landlord may, at its option (but Landlord shall not be required to) appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum. In the event of the failure of Tenant to keep and perform any of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant, Landlord, at its option, may, after terminating this Lease, appropriate and apply said deposit, or so much thereof as may be necessary to compensate Landlord for all loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit or any portion thereof be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all said terms, covenants and conditions and promptly pay all the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, then the said deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease.

6. PAYMENT OF RENT. Tenant hereby covenants and agrees to pay rent to landlord, which rent is identified as "fixed minimum rent," as hereinafter provided; all rent and other monies payable under this Lease shall be paid without prior demand therefore and without any deduction or set-off whatsoever in lawful money of the United States of America at the office of Landlord as set forth in Article 34 below or at such other place or places as may from time to time be designated in writing by Landlord.

7. FIXED MINIMUM RENT. Tenant shall pay to Landlord as rent for the term of this Lease, the total sum of four hundred twenty nine thousand, one hundred fifty-six ($ 429,156.00) Dollars, payable in equal installments of eleven thousand, nine hundred twenty-one ($11,921) Dollars, one such installment in advance on the first day of each and every month during the term of this Lease, and in the event that Tenant shall commence the conduct of its business on the demised premises prior to the commencement of the term as aforesaid Tenant shall pay a sum equal to such installment amount for the use and occupancy thereof prorated (on the basis of a 30-day month) to the commencement date of this Lease. The fixed minimum rent and the monthly installments shall, if applicable, be deemed adjusted from time to time in accordance with Article 8, relating to a cost of living index.

8. COST OF LIVING INDEX. Notwithstanding any other provision in this Lease to the contrary, the fixed minimum rent, as provided herein, shall be adjusted upwards (but not downwards) at the beginning of each lease year, based upon and in direct proportion to any increase (measured from January 1 of the calendar year within which the commencement date of this Lease shall have occurred), in the Consumer Price Index (all items)* established by the United States Department of Labor, Bureau of Labor Statistics (1982-84 equals 100) or any similar successor index established by any other agency of the United States Government, for the City or County within which the Office Building is located.
*All urban consumers

9. CONSTRUCTION OF DEMISED PREMISES. Notwithstanding anything to the contrary contained herein, Tenant accepts the demised premises in "as is" condition.

10. COMMON AREAS. Landlord shall make available at all times during the term of this Lease on such portion of the Office Building as Landlord shall from time to time designate or relocate as appurtenant to or constituting a part of the Office Building, such common areas (as the term "common areas" is hereinafter defined) as Landlord shall from time to time deem appropriate. Tenant shall have the nonexclusive right during the term of this Lease to use the common areas for itself, its customers and licensees, but not for its employees, at Landlord's option.
All common areas shall be subject to the exclusive control and management of Landlord and such other person or persons as Landlord may nominate or contract with to exercise such management or control. At its election, Landlord may erect one or more signs in the common areas reading substantially as follows: "Right to pass by permission and subject to control of owner Section 1008 Civil Code." Landlord shall have the right to increase or reduce the common areas, and to re-arrange the parking spaces and improvements on the common areas; provided, that access to the demised premises is not adversely affected and the parking ratio of the common area to buildings (both measured by the outside perimeter) shall nevertheless not be less than two (2) to one (1). Tenant agrees that all deliveries of merchandise or otherwise to and from the demised premises shall be made upon and over such access roads as are designated therefore by Landlord and the use thereof shall be subject to the rules and regulations established by Landlord. All automobiles, trucks and other vehicles of Tenant shall be parked only where and as permitted by Landlord from time to time, in such place or in such particular area as may be designated by Landlord as Tenant parking areas. Tenant agrees that, when and if requested by Landlord so to do, Tenant will furnish Landlord with the license numbers of the vehicles of Tenant. Tenant shall be fully responsible for insuring that Tenant's employees do not park on the shopping center premises without prior permission of Landlord. In the event of such un-permitted parking, Landlord shall have the right, without advising Tenant, to have such employees' vehicle towed away at Tenant's expense.

11. PRO RATA COMMON AREA CHARGES. Tenant agrees to reimburse Landlord on demand every three (3) months during the term of this Lease, as additional rent, Tenant's pro rata share of Landlord's actual gross costs (together with a sum equal to seven percent (7%) thereof for administrative expense) for such period in maintaining and operating the common areas, and such reimbursement shall be based upon the proportion of square footage of the demised premises to the total footage of the building or buildings (measured by the outside perimeter) constructed within the Office Building. The "gross costs" shall include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance or repair of all the common areas in a manner deemed by Landlord to be reasonable and appropriate and for the best interest of the entire Office Building, as determined in accordance with generally accepted accounting principles, and allocated to any particular lease year. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs the real property taxes and assessments against the common areas, premiums with respect to public liability, property

damage, workmen's compensation and other insurance carried on or with respect to the common areas, cleaning of any facilities, cleaning, repairing or resurfacing of parking areas, landscaping, pylon signs, lighting, loudspeaker and music systems, supervising of attendants and employment of other personnel used in such operations, maintenance and repairs, and providing for security, parking and fire protection services.

12.USE OF PREMISES. Tenant shall use the demised premises for office space under the trade name of Targeted Medical Pharma,Inc.

13. ALTERATIONS. Tenant shall not make any alteration or additions to the demised premises nor make any contract therefore without first procuring Landlord's written consent, which shall not be unreasonably withheld, and which may be requested singularly or in multiples. All alterations, additions, and improvements made by Tenant to or upon the demised premises, except light fixtures, signs, electrical equipment, counters or other removable trade fixtures, shall at once, when made or installed, be deemed to have attached to the realty and to have become the property of Landlord; provided, however, if prior to termination of this Lease, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in the demised premises by tenant and which are designated in said notice and shall repair any damage occasioned by such removal and in default thereof Landlord may effect said removals and repairs at Tenant's expense. In the even of such alterations and additions as described above, Tenant shall use only recognized union labor if so required by Landlord.

14. REPAIRS BY LANDLORD. Landlord shall keep the foundations, roofs and exterior walls in good order, condition and repair, and as necessary, or when required by governmental authority, make modifications or replacements thereof, except that Tenant shall make all such repairs, modifications, or replacements as may be required as the result of Tenant's use thereof or the negligence of Tenant or its employees or unless and to the extent the damage or loss resulting is covered under any policy of insurance of Landlord and such loss or damage is paid to or on behalf of Landlord, pursuant to such insurance policy.

15. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS. Tenant shall decorate, maintain and keep the demised premises in good order, condition and repair, including but not limited to all windows and doors, and including all windows and doors, locks, heating and electrical equipment, air conditioning equipment, plumbing and sprinkler systems, if any, installed therein, and the improvements and equipment installed by Tenant in the premises, and shall replace all broken glass, including exterior windows, with glass of the same or similar quality. Tenant shall make all other repairs, whether of a like or different nature, except those which Landlord is specifically obligated to make under the commence or complete repairs promptly and adequately, Landlord may, but shall not be required to, make or complete the repairs and Tenant shall pay the cost thereof to Landlord on demand. At the option of Landlord, Landlord may furnish or cause to be furnished regular maintenance service with respect to air conditioning fixtures and equipment and Tenant shall reimburse Landlord therefore upon demand, provided, however, that for such service with respect to air conditioning fixtures and equipment, Tenant shall reimburse Landlord therefore upon demand, provided, however, that payment for such service shall not be deemed to relieve tenant of any obligation under this Article 15. All Tenant repairs shall be done only by recognized union labor if so required by Landlord. Tenant, in keeping the premises in good order, condition, and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the premises and all improvements thereof or a part thereof in good order, condition and state of repair

16. NONLIABILITY. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the demised premises or any part of the building of which the demised premises are a part or for any loss of damage to property within the demised premises from any cause whatsoever.

17. WAIVER OF CLAIMS. Tenant waives all claims against Landlord, its agents and employees for damage to persons or property sustained by Tenant or any other person resulting from damage to the demised premises, its fixtures or any of Tenant's personal property, or resulting directly or indirectly from any act or omissions of any tenant or occupant or of any other person, including Tenant's agents and servants. This Article shall apply especially, but not exclusively, to damage caused by roof leakage, refrigerators, sprinkling devices, air conditioning apparatus, water, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply whether any such damage results from the act or omission of Landlord or of other tenants or occupants in the Office Building or of any other person, and whether such damage be caused or result from anything above mentioned or referred to, or any other thing or circumstances whether of a like nature or of a wholly different nature. All property belonging to Tenant or any occupant of the demised premises or the Office Building shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or misappropriation thereof.

18. LANDLORD'S RIGHT TO INSPECT. Landlord and its agents shall have free access to the demised premises during all reasonable hours for the purpose of examining the same and to ascertain if they are in good repair, to make reasonable repairs which Landlord may be required to make hereunder and to exhibit the same to prospective purchaser or tenants.

19. CLEANLINESS AND USE. During the term of said Lease, the demised premises shall be kept by Tenant in a clean and wholesome condition, free of all objectionable noises, odors or nuisances. Tenant may not store, display or sell merchandise outside the exterior walls or within any recessed entry area, nor allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls and permanent doorways of the demised premises without the express written consent of Landlord Tenant shall comply with all health and police regulations with respect to its use of premises. Tenant shall keep all exterior windows clean on both sides, at all times, having them cleaned no less than once a month

20. INDEMNITY BY TENANT. Tenant covenants and agrees that it will protect and save and keep Landlord forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances, whether occasioned by the act or omission of Tenant or those holding under Tenant, and Tenant will at all times protect, indemnify and save and keep harmless Landlord against and from any and all claims, loss, cost, damage or expense, including attorney's fees, arising out of or from any accident or other occurrence on or about the demised premises, causing injury to any persons or property whomsoever or whatsoever and will protect, indemnify and save and keep harmless Landlord against and from any and all claims and against and from any and all such loss, cost, damage or expense arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provision of this Lease.

21. INSURANCE. (A) Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Landlord, pursuant to paragraphs (B2), (C1) and (C2), shall be a common area operating expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding start and expiration dates of this Lease.

(B) Liability Insurance. (1) Carried by Tenant. Tenant shall at all times during the term of this Lease, and at its own cost and expense, obtain and keep in force a Commercial General Liability policy of insurance protecting Tenant and Landlord as an additional insured, against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the demised premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Landlords of demised premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damages caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations in Article 22 (C) and the exemption of Landlord liabilities provisions in Article 22(D). The limits of such insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligations hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only (2) Carried by Landlord. Landlord shall maintain liability insurance as described in Article 21(B)(1), in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

(C) Property Insurance - Building, Improvements and Rental Value. (1) Building and Improvements. Landlord shall obtain and keep in force a policy or policies of insurance in the name of Landlord, with loss payable to Landlord insuring loss or damage to the demised premises. The amount of such insurance shall be equal to the full replacement cost of the demised premises, as the same shall exist from time to time but in no event more than the commercially reasonable and available insurable value thereof. Tenant's personal property and any fixtures, improvements, alterations, additions and installations shall be insured by Tenant under Article 21(D). If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage, including coverage for debris removal and the enforcement of any applicable laws, covenants or restrictions of record, regulations, and ordinances requiring the upgrading, demolition, reconstruction or replacement of any portion of the demised premises as the result of a covered loss. Such policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance claims, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the demised premises is located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence. (2) Rental Value. Landlord shall also obtain and keep in force a policy or policies in the name of Landlord with loss payable to Landlord, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value Insurance"). Such insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant. For the next 12

month period. (3) Adjacent Premises Tenant shall pay for any increase in the premiums for the property insurance of the demised premises and for the common areas or other buildings in the Office Building if such increase is directly or indirectly caused by Tenant's (or Tenant's employees, contractors, subcontractors, agents, visitors, guests, members, partners, affiliates, invitees, licensees, customers, or any other person in or about the demised premises) acts, omissions, use or occupancy of the demised premises. (4) Tenant's Improvements Since Landlord is the insuring party, Landlord shall not be required to insure Tenant's personal property, fixtures, improvements, alterations, additions and installations unless the item in question has become the property of Landlord under the terms of this Lease. (D) Tenant's Property, Business Interruption Insurance. (1) Property Damage Tenant shall at all times during this Lease at its own cost and expense obtain and maintain insurance coverage on all of Tenant's personal property, fixtures, improvements, alterations, additions and installations. Such insurance shall contain a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including without limitation a vandalism and malicious mischief endorsement, plate glass window coverage, sprinkler leakage and earthquake sprinkler leakage coverage in an amount equal to the full replacement value without deduction for depreciation for all fixtures, improvements, alterations, additions and installations in the demised premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication, systems and facilities, furniture, equipment and other personal property installed by or at the expense of Tenant. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of the personal property, fixtures, improvements, alterations, additions and installations included in this Article 21(D)(1). Tenant shall provide Landlord with written evidence that such insurance is in force (2) Business Interruption. Tenant shall at all times during this Lease at its own cost and expense obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to any and all perils, failures or interruptions commonly insured against by prudent tenants in the business of Tenant and any other perils set forth in this Lease attributable to prevention of access to the demised premises as a result of such perils. (3) No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant's property, business operations or obligations under this Lease. (F) Insurance Policies Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the demised premises is located, and maintaining during the policy term a "General Policyholders Rating" of at least A-VIII, as set forth in the most current issue of "Best's Insurance Guide". Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the start of this Lease, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance No such policy shall be cancelable or subject to modification or reduction except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If Tenant shall fail to procure and maintain the insurance required to be carried by it, Landlord may, but shall not be required to, procure and maintain such insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest at the rate of 10% from the date such sums are extended.

22. INDEMNITY; LANDLORD EXEMPTION FROM LIABILITY. (A) Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by an deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby. (B) Indemnity. Except for Landlord's gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the demised premises, Landlord and its agents, partners, members, affiliates, directors, employees and contractors ("Landlord Parties"), from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with Tenant's use and/or occupancy of the demised premises or from any activity, work or thing which may be permitted or suffered by Tenant in or about the demised premises If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified. (C) Exemption of Landlord from Liability Landlord and Landlord Parties shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, subcontractors, agents, visitors, guests, members, partners, affiliates, invitees, licensees, customers, or any other person in or about the demised premises (including without limitation, from any failure or interruption of services or utilities), whether such damage or injury is directly or indirectly caused by or results from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the demised premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, HVAC, lighting fixtures, mechanical or electrical systems, intrabuilding, cabling or wiring, vandalism or malicious mischief, or from any other cause, whether the such injury or damage results from conditions arising upon the demised premises or upon other portions of the Office Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord and Landlord Parties shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure of Landlord to enforce the provisions of any other lease in the Office Building. Notwithstanding Landlord's gross negligence or breach of this Lease, Landlord and Landlord Parties shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom

23. TAXES. Tenant agrees to pay annually, as additional rent, the amount of taxes and assessments levied and assessed for any year upon the demised premises and the underlying realty. In the event that the demised premises and the underlying realty are not separately assessed as one entity, then and in such event the taxes and assessments as a result of such assessments shall be proportionately divided between the demised premises and such other improvements and realty with which it is assessed, it being the intent that Tenant shall pay only its direct proportion of any such assessments. All such additional rent based upon such taxes and assessments shall be payable quarterly, in the same manner as the common area charges, as provided in Article 11. Taxes for the first and last year of the term hereof shall be prorated between Landlord and Tenant, it being the intent that Tenant shall pay only those taxes during the term of this Lease With respect to the any assessments which may be levied against or upon the demised premises or the underlying realty or which under the laws then in force may be evidenced by improvements or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest shall be included within the computation of the annual taxes and assessments levied against the demised premises or the underlying realty.

24. TITLE AND POSSESSION. Landlord covenants that it is, or will be prior to the commencement of the term of this Lease, lawfully seized in fee of the demised premises, subject to current general and special taxes, special assessments and all matters of record, or will otherwise have lawful possession of the demised premises with the right to lease the same. Landlord further covenants that Tenant, so long as Tenant is not in default under this Lease, shall have and enjoy quiet possession of the demised premises.

25. SURRENDER OF PREMISES. In addition to Tenant's obligations under Article 15 hereof, Tenant shall, upon termination of this Lease, whether by lapse of time or otherwise, surrender to Landlord the demised premises, together with all replacements thereto, in good order, condition and repair, except for ordinary wear and tear and loss by fire or other casualty

26. SUBORDINATES, ATTORNMENT. Landlord reserves the right to encumber the demised premises at any time, and upon request of Landlord or an mortgagee or beneficiary under a deed of trust, Tenant shall, in writing, subordinate its rights hereunder to the lien of any mortgage or deed of trust now or hereafter in force against the land and buildings of which the demised premises are a part, and upon any buildings hereafter placed upon the land of which the demised premises are a part, and to all advances made of hereafter to be made upon the security thereof In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the demised premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

27. ASSIGNMENT AND SUBLEASE. Tenant shall not assign the Lease or any interest therein, and shall not sublease or sublet the demised premises or any interest therein, except with the prior written consent of Landlord (references elsewhere herein to assignees notwithstanding). * Any such sublease or assignment shall not relieve Tenant from liability for payment of rent from the rental herein provided or from the obligation to keep and be bound by the terms, conditions, and covenants of this Lease The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the demised premises If Tenant is a corporation or partnership in the aggregate in excess of twenty-five percent (25%) of such interest of the stock, as the same may be constituted as of the date of the Lease, shall be deemed an assignment within the meaning of this Article 27; provided, however, a transfer or assignment of such interest by a stockholder or partner to his spouse is excepted from the foregoing provision. *Any such consent shall not be unreasonably withheld

28. SIGNS. Tenant shall, at its sole discretion and expense, erect and maintain in good order a sign of such uniform size, shape, materials and design as may by prescribed by Landlord; and Tenant shall not erect or install any other or additional exterior signs or interior or exterior window or door signs, advertising media or window or door lettering or placards without Landlord's prior written consent. Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or make any exterior decoration or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the demised premises, or make any changes to the store front without Landlord's prior written consent. Use of roof is reserved to Landlord.

29. DESTRUCTION BY FIRE OR CASUALTY. In the event the demised premises, or any part thereof, shall be damaged by fire, explosion, windstorm or any other casualty, then landlord shall repair such damage upon the payment to it of sufficient proceeds of any insurance policy and put the demised premises in good condition as rapidly as reasonably possible and Tenant shall be entitled to an equitable abatement from the date of the payment to Landlord of such proceeds of the fixed minimum rent, unless Landlord shall establish that such damage was occasioned by the act or omission of Tenant, its agents or employees, in which event full rent and other charges shall continue. Notwithstanding any other provisions of this Article 29 to the contrary, if the demised premises shall be damaged, and such damage shall be to the extent of more than twenty-five percent (25%) of the value of the demised premises at the time of such damage, then Landlord may, at is election and upon notice to Tenant, within ninety (90) days after such damage, terminate this Lease as of the expiration of such 90 day period

30. EMINENT DOMAIN. In the event the demised premises, or any part thereof, or any part of the land as shown on Exhibit A., shall be taken or condemned for public purposes by any competent authority, the entire compensation award therefore shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant. In the event that more than twenty percent (20%) of the floor area of the demised premises, or more than fifty percent (50%) of the Office Building shall be so taken or condemned, then either Landlord or Tenant shall have the option of terminating this Lease upon giving the other party written notice of such election within thirty (30) days after possession of the part condemned has been taken by proper authorities, whereupon the term of this Lease shall be terminated as of the date on which possession is so taken. If Tenant does not so elect to terminate this Lease, or if less than twenty percent (20%) of the demised premises shall be so taken or condemned, Landlord at its own expense shall repair and restore, if necessary, the premises not affected by the taking and the minimum rent to be paid by Tenant shall be proportionately reduced in the same proportion that the floor area of the demised premises so taken bears to the floor area demised to Tenant immediately prior to the time of such taking. Any taking or condemnation of less than fifty percent (50%) of the land shown in Exhibit A shall not result in any reduction or diminution of the rental payable hereunder

31. EVENTS OF DEFAULT; REMEDIES.

DEFAULT.
Landlord and Tenant agree that if an attorney is consulted by Landlord in connection with any Tenant Default or Breach (as hereinafter defined), $500.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default or Breach, and that Landlord may include the cost of such services and costs in such notice as rent due and payable to cure such Default or Breach. A "Breach" by Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, or provisions of this Lease. A "Default" is defined as the occurrence of any one or more of the following Breaches:

(A) Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer

(B) Failure by Tenant to make any payment of rent, additional rent or other payment required to be made by Tenant hereunder, as when due, or the failure of Tenant to observe the minimum hours of operation established by Landlord, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant, provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Civil Procedure Sec. 1161, as amended. For purposes of this subsection (B) Tenant shall not be deemed to have cured a default resulting from Tenant's failure to observe the minimum hours of operation established by Landlord if Tenant shall, within thirty (30) days of any purported cure, again fail to observe such minimum hours of operation.

(C) Failure by Tenant to observe or perform any of the express or implied covenants or provision of this lease to be observed or performed by Tenant, other than as specified in (A) or (B) above where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161, as amended, provided further, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten day period and thereafter diligently prosecute such cure to completion.

(D) (1) The making by Tenant of any general assignment for the benefit of creditors;

(2) The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arranged under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days);

(3) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located a the Premises or of Tenant's interest in this lease, where possession is not restored to Tenant within thirty (30) days.

(4) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located a the Premises or of Tenant's interest in this lease, where such seizure is not discharged within thirty (30) days; or

(5) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

(E) If the performance of Tenant's obligations under this Lease is guaranteed, (i)the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such Guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis.

REMEDIES:

(A) In the event of any default by Tenant as defined herein, Landlord may exercise the following remedies:

(1)Terminate Tenant's right to possession of the Premises by any lawful means, in which case this lease shall terminate and enant shall immediately surrender possession of the Premises to Landlord. In such even Landlord shall be entitle to recover from Tenant:

(i) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

(ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided.

(iii) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time award exceeds the amount of such loss that Tenant proves could be reasonably avoided; and

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses or reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorney's fees, and any other reasonable costs. The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the dates such amounts accrued to Landlord. The worth at the time of award of the amount referred to in subparagraph (iii) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.

(2) Without terminating or affecting a forfeiture of this lease or otherwise relieving Tenant of any obligation hereunder in the bsence of express written notice of Landlord'' election to do so, Landlord may, but need not, relet the Premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and rental as Landlord in its sole discretion may deem proper. Whether or not the Premises are relet, Tenant shall pay to Landlord all amounts required by Tenant hereunder up to the date that landlord terminates Tenant's right to possession of the Premises. Such payment by Tenant shall be due at the times provided in this lease, and landlord need not wait until the termination of this lease to recover them by legal action or in any other manner. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it for such reletting against amounts due from Tenant hereunder to the extent such proceeds compensate landlord for non-performance of any obligation of Tenant hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Landlord, nor shall Tenant have any right to collect any such proceeds. Landlord shall not by any re-entry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein; or be deemed to have terminated this lease, or to have relieved Tenant of any obligation hereunder unless Landlord shall have given Tenant express written notice of landlord's election to do so as set forth herein.

(3) Landlord may terminate this lease by express written notice to Tenant of its election to do so. Such termination shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of termination. In the event of such termination, Landlord shall be entitled to recover from Tenant the amounts determined pursuant to paragraph (1) above.

(B) Landlord shall be under no obligation to observe or perform any covenant of this lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

(C) In any action for unlawful detainer commenced by landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of rent and additional rent reserved in this lease for such period, unless

Landlord or Tenant shall prove to the contrary by competent evidence.
(D) The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and, except as provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

(E) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder. The acceptance by Landlord of rent or any additional rent hereunder shall not be a waiver of any preceding breach or default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent or any additional rent accepted, regardless of landlord's knowledge of such preceding breach or default at the time of acceptance of such rent or any additional rent, or a waiver of Landlord's right to exercise any remedy available by Landlord by virtue of such breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant's estate shall not waive or cure a default.

32. REMEDIES SHALL BE CUMULATIVE. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law. Likewise, the exercise by Landlord of any remedy provided for herein or allowed by law shall not be to the exclusion of any other remedy.

33. ACCESS TO PREMISES. At any time within six (6) months prior to the end of the term of this Lease, Landlord shall have a right to attach or post one or more conventional "For Lease" signs upon the exterior or interior of the demised premises.

34. NOTICES. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified, or registered mail or U.S. Postal Service Express Mail, or Federal Express, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified herein. The address noted below shall be that party's address for delivery or mailing of notice purposes.

To Landlord:	Circle Partnership 1075 Palisair Place Pacific Palisades, CA 90272	To Tenant Targeted Medical Pharma,Inc 2980 Beverly Glen Circle Suite 301 Los Angeles, CA 90077

Either party may by like notice at any time and from time to time designate a different address to which notices shall be sent.
35. WAIVER. No Waiver by Landlord of the Default or Breach of any term, covenant, or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default or Breach by Tenant of the same or any other term, covenant or condition hereof. Landlord's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any Default or Breach by Tenant of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment. The foregoing expressly includes the right of the Landlord to enforce the provisions of article 7 of this Lease

36. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent or to create a partnership or joint venture or any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provision contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

37. LAW GOVERNING VENUE. The laws of the State of California shall govern all disputes arising out of this Lease. Any litigation between the parties hereto, including any guarantors, shall be initiated in Los Angeles County

38. OFFSET STATEMENTS. At any time and from time to time Tenant agrees, upon request in writing from Landlord, to execute, acknowledge and deliver within ten (10) days thereafter to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications) and the dates to which fixed minimum rent, percentage rent and other charges have been paid. It is understood and agreed that any such statement may be relied upon by any prospective purchaser of the fee or any leasehold or the mortgagee, beneficiary or grantee of any security or interest, or any assignee thereof, under any mortgage or deed of trust now or hereafter made covering the fee or any leasehold interest in the demised premises or the real property covered by this Lease.

39. ATTORNEY'S FEES. In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding through attorneys, courts or agents, against the other relating to the provisions of this Lease, or any default thereunder (whether in breach of contract or in tort), then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party therein for the reasonable expenses of attorneys' and agents fees and disbursements incurred therein by the successful party. If Landlord shall employ the services of any attorney by reason of any default or failure of timely performance by Tenant, and suit is not brought thereof, Tenant shall pay all Landlord's attorney's fees.

40. UTILITY SERVICES. Landlord agrees that it will cause to be made available to Tenant upon the demised premised facilities for the delivery to and distribution within the demised premises of water, the removal of sewage, electricity, telephone and like common utilities except that all meters pertaining solely to the demised premises shall be installed by Tenant at Tenant's expense. Tenant agrees, at its own expense, to pay for all trash collection, water, sewer, electric current and other forms of power, and all other similar utilities used by Tenant on the demised premises from and after the commencement of this Lease. In the event that any utilities are furnished by Landlord, or are sub-metered by Landlord, then and in that event the rates charged Tenant shall not exceed those of the local public utility company as if its services were furnished directly to Tenant, and shall not be less than its pro rata share of any jointly metered service based upon the square of the buildings serviced or upon other established methods of computation.

41. PERSONAL PROPERTY AND OTHER TAXES. Tenant shall pay, before delinquency, all property and other taxes and assessments on the furniture, fixtures, equipment and other property of Tenant which may be at any time situated on or installed in the demised premises, and upon improvements to the demised premises made or installed by Tenant subsequent to the commencement date. If at any time during the term of this Lease any of the foregoing are assessed as a part of the real property of which the demised premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against said real property by reason thereof. For the purpose of determining said amount, figures supplied by the County Assessor as to the amount so assessed shall be conclusive.

42. GENDER AND INTERPRETATION OF TERMS AND PROVISIONS. As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers, and in each gender shall include all genders. Landlord and Tenant as used in this Lease or any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual, or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity, as the case may be; and all covenants herein contained on the part of the Tenant shall be joint and several.

43. COVENANTS TO BIND SUCCESSORS. The terms and agreements as contained in this Lease shall apply to, run in favor of and shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, personal representatives and assigns and successors in interest of both the Landlord and the Tenant, subject at all times nevertheless to the provision of Article 27 of this Lease relating to restrictions upon assignment or subletting this Lease or the demised premises.

44. TENANT'S ACKNOWLEDGEMENT OF CONDITION OF PREMISES. Tenant agrees that its acceptance of the demised premises, evidenced by Tenant's entry into possession thereof, shall constitute conclusive evidence that the demised premises are, as of the date of the commencement of this Lease, in a tenantable and good condition; that Tenant will take good care thereof, and Tenant shall not make repairs at Landlord's expense under any applicable law
Tenant hereby acknowledges that (A) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans With Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record and the present and future suitability of the premises for Tenant's intended use; (B) that Tenant has made such investigation as it deems necessary with reference thereto, and (C) that neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in this Lease. Tenant accepts the Premises "as is".
45. DEFINITION OF TERMS. As used in this Lease, the following terms shall have the meanings as set forth in this paragraph.
(A)The term "common areas" means the portions of the Office Building which may from time to time be designated as and improved for common use for

the benefit of more than one tenant or concessionaire of the Office Building, including, without limitation, the land and facilities utilized for or as parking area, access and perimeter roads, truck passageways; service corridors and stairways providing access from store premises; landscaped areas; exterior walks, arcades, stairways, elevators, escalators and/or ramps, interior corridors, public telephone areas, stairs, arcades and/or balconies; directory equipment; wash rooms, comfort rooms, drinking fountains, toilets and other public facilities; and bus stations, taxi stands and the like, but excluding any portion of the Shopping Center so included within the common areas when designated by Landlord for a non-common use, and any portion thereof not theretofore included within the common areas shall be included when so designated and improved for common use.
(B) The term "Tenant" for the purpose of establishing the liability of Tenant for percentage rent and with respect to any provisions of this Lease which infers an obligation upon tenant and/or which provides for exculpation of liability of or indemnity to Landlord shall also mean and include any concessionaire or licensee of any Tenant.
(C) The terms "concessionaire" or "licensee" mean any person who or which conducts any business in any portion of the demised premises under any concession or license from tenant, or as a subtenant of any such tenant or subtenant or person holding such concession or license, whether or not tenant was authorized under the provisions of this Lease to make or grand any such lease, license or concession.
(D) The term "ground floor area" means, with respect to the premises occupied by any tenant or concessionaire of the Office Building (notwithstanding that certain areas herein included may not be included within the demised premises for any other purpose), the actual number of square feet of floor space (including, without limitations, space on mezzanines) within the exterior faces of the walls surrounding all floors, basements, sidewalks, subspaces, or part of any thereof (with no deduction for any recessed entry of like recessed area), with respect to the premises in question (except that with respect to a wall or partition between (i) two buildings, (ii) space to be occupied by two or more separate tenants or concessionaires, or (iii) space to be occupied by a tenant or concessionaire and space included within any common area, in each such case the center of the wall or partition in question shall be used instead of the exterior face thereof) and all space outside of any building if and to the extent used for selling purposes (plus, if the premises in question are serviced by any meter room, heating and air conditioning room, used jointly with other tenants or concessionaires, that portion of each such room which the ground floor area of the premises in question bears to the sum of the ground floor area of all premises serviced by such room, in each case computed without regard to this clause); but there shall not be included, unless as a selling space, (a) exterior balconies for the use of more than one tenant or concessionaire of the Shopping Center (but not included within this item (b) any jointly used meter room, heating and air conditioning room), and (c) with respect to any building occupied by more than one tenant or concessionaire, any space not occupied exclusively by any one such tenant or concessionaire. No deduction or exclusion, except as herein specifically set forth, shall be made from ground floor area otherwise computed by reason of stairs, elevators, escalators, interior partitions or other interior construction or equipment.
(E) The term "Landlord" as used in this Lease shall mean the owner of the store unit comprising the demised premises and the land which such store stands.
(F) The term "mortgage company" shall include any bank, insurance company or other lender

46. AGREEMENTS IN WRITING. It is understood that there are no oral agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord or Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

47. NOTICES RE CONSTRUCTION. Before commencing any work or construction of any alterations, additions, replacements or substantial repairs in or about the demised premises, Tenant shall notify Landlord in writing of the intended work and expected date of commencement thereof. Nothing in this paragraph shall be construed to permit Tenant to make any alterations, additions, replacements, or substantial repairs in or about the demised premises. Landlord shall have the right at any time to post and maintain on the demised premises such notices as Landlord deems necessary to protect the demised premises and Landlord from mechanic's liens, materialmen's liens, or any other liens and/or to require Tenant to furnish sufficient bond to protect Landlord against loss or damage from mechanic's liens

48. CORPORATE RESOLUTIONS. If a corporation executes this Lease as a Tenant, tenant shall promptly furnish Landlord certified corporate resolutions attesting to the authority of the officers to execute the Lease on behalf of such corporation.
In the event that Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the state within which the demised premises is located, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be taken or filed when due.
49. SALE OF PREMISES BY LANDLORD. Notwithstanding any of the provisions of the Lease, Landlord (a) may assign, in whole or in part, Landlord's interest in this Lease, and (b) may sell all or part of the Office Building. In the event of any sale or exchange of the demised premises by Landlord and assignment by Landlord of this Lease, Landlord shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the demised premises occurring after the consummation of such sale or exchange and assignment, but only upon the condition that, as part of such sale or exchange, Landlord will cause the grantee to agree in writing to assume to carry out any and all of the covenants and obligation of Landlord under this Lease occurring after the consummation of Landlord's assignment of its interest in and to this Lease

50. ARTICLE HEADINGS. The article titles herein are for convenience only and do not define, limit or construe the contents of such articles.

51. RULES AND REGULATIONS. Landlord may from time to time promulgate rules and regulations not inconsistent with the provisions of this Lease relating to the Office Building and the demised premises provided that all such rules and regulations shall be uniformly applied; and Tenant shall abide therewith.

52. SEVERABILITY. Each paragraph, subparagraph, sentence, clause, phrase and word of this Lease shall be deemed severable; and in the event that any of the same shall for any reason be held invalid by any court such decision shall not affect the validity of the remaining part or portion of this Lease.

53. RECORDATION PROHIBITED. Except upon the written consent of Landlord neither Tenant nor anyone acting on behalf of Tenant shall record this Lease nor any memorandum or notice thereof or cause the same to be recorded.

54. GUARANTEE. In the event that this Lease shall be executed by a "Guarantor" of Tenant in addition to Tenant, the Guarantor shall be deemed to unconditionally guarantee each and every one of the obligations of Tenant hereunder, including but not limited to the payment of all rent when and as the same become due; and such guarantee shall apply with or without prior demand or notice upon Guarantor. Guarantor's obligations extend to any and all obligations of the Tenant including, without limitation, the provisions of Article 53.

55. NO RIGHT TO HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Tenant holds over in violation of this Article 55, then the fixed minimum rent under Article 7 payable from and after the time of the expiration or earlier termination of this Lease shall be increased to 200% of the fixed minimum rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant and any agreement by Landlord with respect to any such holding over by Tenant must be in writing signed by Landlord specifically making reference to this Article and reciting that Landlord agrees to such holding over.

56. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

57. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

58. RENT DEFINED. All monetary obligations of Tenant under the terms of this Lease are deemed to be rent.

59. AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

60. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or deed of trust covering the premises. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten per cent (10%) of such overdue amount. The parties hereby agree that such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a later charge is payable hereunder, whether or not collected, for three (3) consecutive installments of fixed minimum rent due under Article 7, then notwithstanding any other provision of this Lease to the contrary, the fixed minimum rent due under Article 7 shall, at Landlord's option, become due and

payable quarterly, in advance.

61. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within 10 days following the date on which it was due, shall bear interest from the date due at the rate of ten percent (10%) per annum, or the maximum permitted by law, in addition to the potential late charge provided for in Article 60.

62. ADDITIONAL PROVISIONS. This Lease shall include the terms and provisions of Articles___ through __ inclusive, set forth in the Addendum attached hereto and incorporated herein by reference.

63. UTILITIES & SERVICES. Landlord agrees to furnish reasonable amounts of heat, air conditioning, normal electrical service (Landlord reserves the right to separately meter electrical service and if so Tenant agrees to pay separate monthly charges) Whenever heat generating machines or equipment used by Tenant in the Premises affect the temperature otherwise maintained by the air conditioning system, landlord reserves the right to install supplementary air conditioning units in the Premises and the additional cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

64. Execution of this lease cancels that lease dated July 1,2006.

65. To include storage space of 500 square feet in basement, rent to be $600.00 per month (2/09) KG

Sheila Golden
"Landlord" date 2/11/09
Circle Partnership

William Shell
"Tenant" date 2-11-09
Targeted Medical Pharma,Inc
William Shell, CEO

KG 2-11-09
"Tenant" Targeted Pharma,Inc date
Kim Giffoni, President

LEASE TOTAL MONTHLY => ~~[illegible]~~
12,521.00

1st floor
3rd floor
Storage Rm

EXHIBIT "A"


LEASED PREMISES
INITIAL HERE
INITIAL HERE
LESTER PALEY AND ASSOCIATES
GLEN PROFESSIONAL CENTRE
2080 BEVERLY GLEN CIRCLE
LOS ANGELES, CALIFORNIA
THIRD FLOOR PLAN
A-7


FIRST. FLOOR PLAN

A-5	LESTER PALEY AND ASSOCIATES PLANNING & ENGINEERING	GLEN PROFESSIONAL CENTRE 2960 BEVERLY GLEN CIRCLE LOS ANGELES, CALIFORNIA